EXHIBIT 99.1

PennantPark Investment Corporation Announces Transfer of Common Stock listing to the New York Stock Exchange

MIAMI, March 30, 2022 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the “Company”) (NASDAQ: PNNT) today announced that it is transferring the listing of its common stock to the New York Stock Exchange (NYSE) from The NASDAQ Global Select Market. The Company’s common stock is expected to begin trading on the NYSE on April 14, 2022 under its current ticker symbol of ‘PNNT’. The Company will continue to trade its common stock on NASDAQ until the transfer to the NYSE is completed.

“PennantPark Investment Corporation is pleased to join the NYSE alongside many of the world’s most well-established and regarded companies,” said Arthur H. Penn, Chairman and CEO of PennantPark Investment Corporation. “This move is part of our strategic evolution as we continue to focus on generating long-term value for our shareholders. We are grateful for our past partnership with NASDAQ and look forward to our future with the NYSE.”

“We are excited to welcome PennantPark Investment Corporation as it joins the NYSE’s community of icons and disruptors,” said John Tuttle, Vice Chairman and Chief Commercial Officer, NYSE Group.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $5.9 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to military conflict and related sanctions, terrorism, natural disasters or pandemics. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Rubenstein
Stefan Prelog
917-804-7003
sprelog@rubenstein.com